UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2016

Celator Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

200 PrincetonSouth Corporate Center, Suite 180 Ewing, New Jersey 08628

(Address of principal executive offices, including zip code)

(609) 243-0123

 (Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 27, 2016, Celator Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Jazz Pharmaceuticals plc, an Irish public limited company (“Jazz”), and Plex Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Jazz (“Merger Sub”), pursuant to which Merger Sub will, upon the terms and subject to the conditions set forth in the Merger Agreement, commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (“Company common stock”) at a purchase price of $30.25 per share net to the seller in cash, without interest (the “Offer Price”). The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following completion of the Offer, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Jazz (the “Merger”). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (“DGCL”).

In the Merger, each outstanding share of Company common stock that is not validly tendered and irrevocably accepted for purchase pursuant to the Offer (other than shares of Company common stock held by the Company, Jazz or Merger Sub, or stockholders who are entitled to demand, and who properly demand, appraisal rights under the DGCL) will be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”).

In addition, each option to purchase shares of Company common stock, whether or not exercisable or vested (a “Company Option”) that is outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock under such Company Option by (y) the total number of shares of Company common stock subject to such Company Option.

The Offer is subject to customary conditions, including, among other things, (i) that the number of shares of Company common stock validly tendered in accordance with the terms of the Offer and not validly withdrawn, together with any shares of Company common stock then owned by Jazz or Merger Sub, must equal one share more than 50% of the outstanding shares of Company common stock, including any shares of Company common stock issuable to holders of Company warrants that are deemed exercised in accordance with their terms, (ii) that any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, shall have expired or otherwise been terminated and (iii) the absence of any legal restraint.

The board of directors of the Company has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger and the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the DGCL and that the Merger shall be consummated as soon as practicable following the consummation of the Offer and (iv) recommended that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions. Notwithstanding these restrictions, the Company may under certain circumstances provide non-public information to, and participate in discussions or negotiations with, third parties with respect to unsolicited alternative acquisition proposals.

The Company may, under certain circumstances, terminate the Merger Agreement in connection with a superior company proposal (as defined in the Merger Agreement), in which case Jazz will be entitled to a termination fee of $45,800,000. The $45,800,000 fee is also payable to Jazz in certain other circumstances, including involving an adverse recommendation change (as defined the Merger Agreement) by the board of directors of the Company.

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company entered into a tender and support agreement (the “Support Agreement”) with Jazz and Merger Sub. Pursuant to the terms of the Support Agreement, these stockholders agreed to tender their shares of Company common stock in the Offer, to not solicit any other acquisition proposals and to vote their shares of Company common stock against any competing acquisition proposals. The shares of Company common stock subject to the Support Agreement comprise approximately 18.4% of all outstanding shares of Company common stock. The Support Agreement will terminate in certain circumstances, including upon termination of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Jazz and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Jazz and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the Company, on the one hand, and Jazz and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2016, the board of directors of the Company voted to amend the by-laws of the Company (the “By-laws”) to require that, unless the Company otherwise consents in writing, the sole and exclusive forum for the adjudication of certain types of legal actions brought by stockholders, including derivative actions, against or on behalf of the Company shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), which amendment is effective immediately. Specifically, the amendment added the following language to the By-laws:

*            *           *

ARTICLE 11
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the stockholders, (iii) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws (as either may be amended from time to time), or (iv) any action against the Corporation or any director, officer or employee of the Corporation asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).

*           *           *

The By-laws of the Company as amended on May 27, 2016 are set forth in Exhibit 3.1 hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On May 31, 2016, Jazz and the Company issued a joint press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements:

To the extent that statements contained in this communication are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Forward-looking statements in this communication involve substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by the forward-looking statements, including but not limited to, the ability to obtain the necessary regulatory approvals, the satisfaction of the conditions to the consummation of the proposed transaction, the timing of the completion of the proposed transaction and the potential impact of the announcement or consummation of the proposed transaction on our important relationships, including with employees, suppliers and customers. Forward-looking statements in this communication also involve substantial risks and uncertainties that could cause our research and development programs, the efficacy and commercial potential of our drug candidates, our ability to seek research and development collaborations with other biotechnology/pharmaceutical companies and our performance and achievements to differ significantly from those expressed or implied by the forward-looking statements. Except as required by law, Celator is under no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator’s Form 10-K for the year ended December 31, 2015, subsequent reports on Form 10-Q and 8-K, and other filings by the company with the SEC.

Important Information:

The tender offer for the outstanding Company common stock referred to in this communication has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of the Company’s common stock. The solicitation and the offer to purchase shares of the Company common stock will only be made pursuant to an offer to purchase and related materials that Jazz intends to file with the SEC. At the time the tender offer is commenced, Jazz will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting the Fred M. Powell, the Company’s Vice President, Chief Financial Officer and Corporate Secretary either by telephone at 609) 243-0123 or by e-mail at FPowell@celatorpharma.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger
3.1	Second Amended and Restated By-laws of Celator Pharmaceuticals, Inc.
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

/s/ Fred M. Powell
Name:	Fred M. Powell
Title:	Vice President and Chief Financial Officer

Date: May 31, 2016